Exhibit 99

LASERSIGHT RECEIVES DELISTING NOTIFICATION FROM NASDAQ

Winter Park, FL - April 29, 2003 - LaserSight Incorporated (Nasdaq: LASEC) announced today that it has been advised by The Nasdaq Stock Market, Inc. (Nasdaq), that Nasdaq's Listing Qualification Panel has determined that the Company's securities will be delisted from the Nasdaq SmallCap Market effective with the opening of business on Wednesday April 30, 2003. The Company's securities will be immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on Wednesday April 30, 2003.

The Company had previously requested an extension of time to comply with the Listing Qualifications Panel's April 15, 2003 decision that required the Company to, on or before May 1, 2003, file a definitive proxy statement with the Securities and Exchange Commission and Nasdaq evidencing its intent to seek shareholder approval for the implementation of a reverse stock split, and thereafter, on or before June 6, 2003 demonstrate a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid of at least $1.00 per share for a minimum of ten consecutive trading days. Because of the Company's inability to timely satisfy the requirements of the Panel's April 15th decision, the Company's request for the extension was denied.

This press release contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to, consummation of a proposed transaction and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time-to-time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.